Exhibit 99.7

Jeff Johnson
SVP, Human Resources
263 Shuman Boulevard
Naperville, IL 60563

May 24, 2011

Mr. Michael Lewis

1300 North State Parkway

Suite 301

Chicago, IL 60610

Dear Michael,

This will confirm that as an executive officer of the company under certain circumstances you are eligible for severance under the Executive Officer Severance Policy (the “Policy”). This will further confirm that to the extent you ever become eligible to receive benefits under the Policy, the amount of your severance pay entitlement shall not be less than 12 months of your base salary regardless of whether the Policy is amended in the future to reduce or eliminate this amount. All other terms and conditions of the executive officer severance policy, including but not limited to exclusions from eligibility for severance benefits, conditions for termination of severance benefits, and any future provisions not currently in the Policy, shall apply to you consistent with the Policy’s terms and provisions at the time your eligibility for benefits under the Policy is assessed.

Should you have any questions, please feel free to contact me.

Kind regards,

/s/ Jeff Johnson

Jeff Johnson

Senior Vice President,

Human Resources

cc:	Matt Broad

Ravi Saligram